SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 9, 2005

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In connection with the proposed merger of The May Department Stores Company ("May") with a wholly-owned subsidiary of Federated Department Stores, Inc. ("Federated"), Federated intends to take certain actions to preserve the credit structure applicable to May's bondholders and to otherwise put May's bondholders and Federated's bondholders on parity with one another.

In this regard, Federated intends to guarantee May's publicly held debt securities, which were issued by a wholly owned subsidiary of May (the "Obligor Subsidiary"). In addition, Federated intends to contribute Federated's principal operating subsidiaries to the Obligor Subsidiary and to cause it to assume the obligations under Federated's publicly held debt securities, which would then be guaranteed by Federated. Federated also intends to replace its credit and commercial paper facilities, as well as May's credit facilities, with new facilities under which the Obligor Subsidiary would be the borrower and Federated would be the guarantor.

The information disclosed in this Item 7.01 to Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant risks and uncertainties. Information regarding these risks and uncertainties can be found in the 2004 Forms 10-K of Federated and May filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: August 9, 2005	By: /s/ Joel A. Belsky
Name: Joel A. Belsky
Title: Vice President and Controller